SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2003

PMA Capital Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	000-22761 (Commission File Number)	23-2217932 (IRS Employer Identification No.)

1735 Market Street, Suite 2800 Philadelphia, Pennsylvania (Address of principal executive offices)	19103-7590 (Zip Code)

Registrant's telephone number, including area code:

(215) 665-5046

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

         On June 5, 2003, we issued $50,000,000 aggregate principal amount of our 8.50% Monthly Income Senior Notes due 2018, registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (registration no. 333-84764). We sold the senior notes pursuant to an Underwriting Agreement dated May 29, 2003, among us, Ferris, Baker Watts Incorporated, Advest, Inc. and Sandler O'Neill & Partners, L.P. The senior notes will be issued pursuant to the Senior Indenture, dated as of October 21, 2002, between us and U.S. Bank National Association (successor to State Street Bank and Trust Company), as trustee, as supplemented by the First Supplemental Indenture, dated as of October 21, 2002 and the Second Supplemental Indenture, dated as of June 5, 2003.

Item 7. Financial Statements and Exhibits.

        (c) The exhibits accompanying this report are listed in the Index to Exhibits on page E-1, which is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMA Capital Corporation

Date: June 5, 2003	By: /s/ William E. Hitselberger
William E. Hitselberger
Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Number	Description	Method of Filing

1.1	Underwriting Agreement, dated May 29, 2003, by and among the Company, Ferris, Baker Watts Incorporated, Advest, Inc. and Sandler O'Neill & Partners, L.P.	Filed herewith.

4.1	Senior Indenture, dated as of October 21, 2002, between the Company and U.S. Bank National Association (successor to State Street Bank and Trust Company), as trustee	Filed as Exhibit 4.1 to the Company's Current Report on Form 8-K dated October 16, 2002 and incorporated herein by reference.

4.2	First Supplemental Indenture, dated as of October 21, 2003, between the Company and U.S. Bank National Association (successor to State Street Bank and Trust Company), as trustee	Filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated October 16, 2002 and incorporated herein by reference.

4.3	Second Supplemental Indenture, dated as of June 5, 2003, between the Company and U.S. Bank National Association (successor to State Street Bank and Trust Company), as trustee	Filed herewith.

4.4	Form of 8.50% Monthly Income Senior Note due June 15, 2018 (contained in Exhibit 4.3)	Filed herewith.

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding legality of 8.50% Monthly Income Senior Notes due June 15, 2018	Filed herewith.

E-1